UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858)-794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On July 10, 2006, our audit committee, after discussion with management and our independent registered public accounting firm, determined that there were errors in our financial statements included in our quarterly report on Form 10-QSB for the quarter ended February 28, 2006. The errors were discovered by management in the course of preparing the Company's annual report on Form 10-KSB for the year ended May 31, 2006. Management determined that in the financial statements included in the third quarter Form 10-QSB: (1) we did not properly account for the warrants and beneficial conversion feature contained in the convertible debentures that we issued in February 2006, (2) we classified our interest expense as an Operating Expense rather than an Other Expense, and (3) we classified our former oil and gas operations as part of our continuing operations rather than as discontinued operations. As discussed in Note 5 to our financial statements included in our third quarter Form 10-QSB, we determined the intrinsic value of the beneficial conversion feature to be $2,356,345, and the full amount was charged to interest expense and recorded as Additional paid-in capital for the third quarter. In addition, we determined the pro-rata fair value of the warrants to be $1,277,853 and the full amount was also recorded as Additional paid-in capital. We have determined that each of these amounts should be amortized over the term of the convertible debentures. As a result, an aggregate non-cash interest expense of approximately $2,356,345 that was initially recorded in the third quarter as well as the fair value of the warrants of $1,277,853 will be amortized over the term of the convertible debentures resulting in a net $2,235,196 decrease in Interest-non cash for the quarter ended February 28, 2006. Approximately $121,000 in amortized Interest-non cash will be recorded for the quarter ended February 28, 2006, and approximately $363,000 per quarter thereafter will be amortized until maturity, or until such time as the debentures are converted. In addition, management determined that Interest of $59,790 had been improperly classified as an Operating Expense rather than an Other Expense. Finally, as part of management's analysis of comments made by the staff of the SEC during the staff's review of our registration statement filed May 12, 2006, it was determined that our oil and gas operations, the assets of which were reflected as Deposit and Advances on Acquisition of Investments on our balance sheet as of February 28, 2006, and included an Impairment on Advances in Respect of Oil and Gas Properties in our statement of operations for the quarter ended February 28, 2006, should be classified as discontinued operations.

We will include restated financial information for the third quarter in our annual report on Form 10-KSB for the fiscal year ended May 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: July 14, 2006		/s/ David Saltman
	By:	David Saltman
President and Chief Executive Officer